Exhibit 10.3









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                            UNION BANK OF CALIFORNIA


                                SENIOR MANAGEMENT

                                   BONUS PLAN




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                         -- EFFECTIVE JANUARY 1, 2000 --

                            UNION BANK OF CALIFORNIA
                          SENIOR MANAGEMENT BONUS PLAN


I.     OBJECTIVE

       Union Bank of California (the Bank) provides a challenging and rewarding environment where outstanding performance is encouraged and recognized. Senior Managers are provided with a base salary and the opportunity to earn additional compensation based on, and consistent with, their individual performance.

       The objective of the Senior Management Bonus Plan (the Plan) is to reward Senior managers who assist in achieving and exceeding the Bank's and their Group's financial goals. In addition, the Plan is designed to help provide an environment that stimulates high performance, as well as motivates Senior Managers to exercise initiative, effort, and ingenuity.

II.    EFFECTIVE DATE

       The Plan is effective as of January 1, 2000.

III.   ELIGIBILITY

       With  the   exception   of   policy-making   officers  who  are  Bank  Of
       Tokyo-Mitsubishi (BTM) expatriates and the Chairman, the following individuals are eligible to participate in the Plan:

       o  Vice Chairmen and policy-making EVP's.

       o  Other  Executive  Vice  Presidents  (EVP) and Senior Vice  Presidents
          (SVP) whose focus and impact are on overall Bank performance and do not participate in business unit incentive plans.

IV.    BASIS FOR PAYMENT

       A.     Bank Financial Goals
              --------------------

              The Bank's Plan goals for Return On Average Common Shareholders Equity Ratio and goal for Net Income will be designated by the President and CEO in the financial planning process, as follows:

              ==================================================================

              NORMALIZED RETURN ON                    NORMALIZED NET INCOME
                 AVERAGE COMMON                       ---------------------
                  SHAREHOLDERS                           AVERAGE COMMON
                     EQUITY                 =             SHAREHOLDERS
                                                             EQUITY

              ==================================================================

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       B.     Incentive Targets
              -----------------

              Incentive targets with Bank performance at 100% of financial goals are 30% for SVP's, 45% for EVPs, and 70% for Vice Chairmen.

              Group Heads may recommend individual incentive targets that vary by position within officer level, taking into consideration competitive market factors and the criticality of the position. Variances in individual incentive targets and resulting payments are subject to review and approval of the President and CEO, provided that the payments do not exceed the approved bonus fund designated for the respective officer level for each Group.

       C.     Funding Formula
              ---------------

              The size of the bonus pool will be based on the Bank's performance against budgeted ROE and Net Income as follows:


                          BONUS INCENTIVE PAYOUT MATRIX
                              (% OF TARGET PAYOUT)

                             -------------------
                                 NET INCOME
                             --------------------------------------------------------------------------------
                                < 75%       75%       80%       90%      100%       110%      120    > or =
                                                                                                     to 125%
         ----------------------------------------------------------------------------------------------------

         RETURN ON   < 80%         0%        0%        5%       15%       25%        35%       45%       50%
           EQUITY
         ----------------------------------------------------------------------------------------------------
                      80%          0%       25%       30%       40%       50%        60%       70%       75%
                    -----------------------------------------------------------------------------------------
                      90%         13%       38%       45%       60%       75%        90%      105%      113%
                    -----------------------------------------------------------------------------------------
                      100%        25%       50%       60%       80%      100%       120%      140%      150%
                    -----------------------------------------------------------------------------------------
                      110%        37%       63%       75%      100%      125%       145%      165%      175%
                    -----------------------------------------------------------------------------------------
                    > or =        50%       75%       90%      120%      150%       170%      190%      200%
                    to 120%
                    -----------------------------------------------------------------------------------------



       o The bonus pool may then be modified by up to +/- 20% of target according to other performance considerations by the Committee.

       o  For  purposes  of  interpolating   between   performance   levels,
          additional discrete performance levels may be added between the minimum and maximum for each performance factor.

              The President and CEO, in consultation with the CFO, will submit bonus fund recommendations to the Committee, which may modify the fund by +/- 20% of target

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              (but in no event may the fund exceed two (2) times the target)
              based on such factors as:

              o  The Bank's overall performance in relation to other peer banks;

              o  Whether  absolute   Return  On  Equity  and/or  Net  Income
                 goals are reasonable in relation to long-term objectives and the Bank's historical performance;

              o  Efficiency ratios as  compared  to peer banks, with recognition
                 that constant  attention must be given  to  long-term   expense
                 reduction through continuous productivity improvement in order to support UBOC's competitiveness;

              o  Effectiveness of risk management;

              o  General economic or market conditions;

              o  Achievement of other financial and strategic objectives;

              o Normalizing financial data to allow for an acquisition/merger, other extraordinary circumstances or material events that were not specifically planned or not directly related to the performance of Bank executives during the performance year.

       D.     Bonus Pool Allocation
              ---------------------

              The pool will be allocated based on corporate and unit/individual performance as follows:


                   ------------------------------------------
                      Target Senior Management Bonus Pool
                    Established by Sum of Target Awards for
                                all Participants
                   ------------------------------------------
                                       |
                                       |
                   ------------------------------------------
                   Actual Size of Bonus Pool Varies According
                   to Corporate Performance Relative to Goals
                      (e.g., Net Income & ROE vs. Budget)
                   ------------------------------------------
                                       |
                                       |                     --------------------------------
                                       |---------------------Modify the Bonus Pool by up to
                                       |                     +/- .20X Target According to
                                       |                     Strategic, Organizational, Other
                                       |                     Financial Performance
                                       |                     --------------------------------
                                       |
                   ------------------------------------------
                    Bonus Pool Allocated Based on Corporate
                        and Unit/Individual Performance
                   ------------------------------------------
                                       |
                                       |
                                       |
                   -------------------------------------------------------------
                   |                                                           |
                   |                                                           |
     --------------------------                              --------------------------------
     Award Varies Based on Unit                                     Corporate Portion
     and Individual Performance
     --------------------------                              --------------------------------
                   |                                                           |
                   |                                                           |
                   |                                                           |
                   -------------------------------------------------------------
                                       |
                                       |
                   ------------------------------------------
                                  Total Awards
                     (Total Payouts Subject to Overall Pool
                                   Available)
                   ------------------------------------------


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                            UNION BANK OF CALIFORNIA
                          SENIOR MANAGEMENT BONUS PLAN


       E.     Determining Individual Awards
              -----------------------------

              1. Individual bonus awards will be based on performance criteria established at the beginning of the year and are determined in the following manner:

                  a. The President and CEO will recommend awards for eligible Vice Chairmen and policy-making officers to the Committee, which will then review and approve these awards, with or without modification.

                  b. The President and CEO will allocate the remaining funds for non-policy-making officers to Group Heads based on aggregate individual incentive award targets and Group performance. Any adjustments to allocations, based on Group performance, must be made within the approved bonus funding limits. The President and CEO will also issue guidelines for Group Heads to develop individual bonus award recommendations.

                  c. Group Heads will submit individual EVP and eligible SVP bonus award recommendations for review and approval by the President and CEO.

                  d. The Committee may request a report on bonuses awarded to executives other than policy-making officers.

              2. Individual awards may range from zero (0) times to two (2) times target awards.

              3 Vacation, sick pay, and all other employee benefit plans excluding the 401(k) plan and retirement are based on the base salary rate and do not include Senior Management Bonus payments.


V.     ADMINISTRATION

       A. The final authority and responsibility for administration of the Plan resides exclusively with the Committee.

       B. The Chief Financial Officer will have responsibility for calculating the bonus funds including the application of any fund limitations specified by the Committee. The bonus funds will be rounded to the nearest thousand dollars and individual awards will be rounded to the nearest one hundred dollars.

       C. The Director of Human Resources will have responsibility for providing the Chief Financial Officer with information on bonus-eligible executives and salaries, processing award payments, and keeping records of activities related to the Plan.

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                            UNION BANK OF CALIFORNIA
                          SENIOR MANAGEMENT BONUS PLAN


       D. Participants must be employed by the Bank, Bank of Tokyo-Mitsubishi Group or a subsidiary or affiliate through the end of the performance year in order to receive payment. In the case of retirement, death, permanent disability, or exceptional circumstances, deviations from eligibility may be approved at the sole discretion of the President and CEO for non-policy making
              EVPs and eligible SVP's and at the sole discretion of the Committee for policy-making officers.

       E. The award payments will be made as soon as administratively practical after the end of the fiscal year.


VI.    STAFF CHANGES

       A. New employees will be eligible to participate in the Plan immedi-ately. Awards may be prorated based on the time in the Plan and the contribution of the participant.

       B. Plan participants who are transferred to another Bank position not covered by this Plan or who are on Leave of Absence during the year will be eligible for an award that will be calculated on a prorated basis. Incentive payments will be calculated according to the provisions described in this Plan and paid on the established schedule for other Plan participants.


VII.   GENERAL PROVISIONS

       A.     No Contract of Employment
              -------------------------
              Neither the actions of the Bank in establishing this Plan or its provisions, nor any action taken according to those provisions, will be construed as giving the right to a participant to continue in the employ of the Bank. The Plan is not a contract of employment. No rights in the Plan will accrue to any person whether or not he/she is selected to participate in the Plan, and no person will, because of the Plan acquire any right to an accounting or to examine the books or the affairs of the Bank.

       B.     Assignment
              ----------
              No funds, assets or other property of the Bank, and no obligation or liability of the Bank under this Plan, will be subject to any claim of any participant, nor will any participant have any right or power to pledge, encumber or assign any incentive award provided for in the Plan.

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                            UNION BANK OF CALIFORNIA
                          SENIOR MANAGEMENT BONUS PLAN


       C.     Sole and Entire Plan
              --------------------
              No Bank director, officer, employee or other person has the authority to enter into any agreement, either written or oral, with any person or participant concerning an award or payment of an incentive award, or to make any representation or warranty with respect to any incentive award under this plan. Only the Director of Human Resources with the written concurrence of the Chief Executive Officer will have such authority. This Plan supersedes any prior oral or written understanding on this subject.

       D.     Contingency
              -----------
              The Plan is contingent in character and, therefore, no rights will vest in any individual participant under the Plan until all conditions of the Plan are satisfied.

       E.     Minimum Personal Performance
              ----------------------------
              Bank management in its absolute discretion retains the right to reduce or eliminate incentive awards which are not yet paid for a participant whose personal performance level is unsatisfactory, regardless of the Bank's or Group's performance. Unsatisfactory personal performance shall be determined by the Bank in its absolute discretion and may include, but only as examples and not as an exhaustive list, such factors as misconduct, poor performance appraisal rating, poor credit management, poor account management, disruptive behavior, failure to adhere to Bank policies and procedures, failure to abide by Bank compliance standards, poor audits, failure to control or monitor risk, or other relevant factors.

       F.     No Vesting
              ----------
              The right to receive any payment of an incentive award shall not vest in any employee, or the estate of the employee, until such payment is actually made in accordance with the terms and conditions of the Plan.

       G.     Administration
              --------------
              Bank management shall determine in its absolute discretion all elements and goals of the Plan. All determinations made by the Bank shall be binding. At any time prior to the date the awards are paid, the Bank reserves the right to adjust any elements or goals of the Plan.

       H.     Amendment
              ---------
              Bank management may at any time, revise, amend, suspend, or terminate in whole or in part, any or all provisions of this Plan.

       I.     Other Incentive Plans
              ---------------------
              An individual may not participate in this Plan if he/she is participating in any business unit incentive plan.

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                            UNION BANK OF CALIFORNIA
                          SENIOR MANAGEMENT BONUS PLAN


       J.     Tax Related Liabilities
              -----------------------
              Participants are responsible for determining the tax consequences of incentive awards and arranging for appropriate withholding and payment of all taxes due. The Bank will not be responsible for and will be held harmless from liability for payments, interest, penalties, costs or expenses incurred as a result of not arranging for sufficient withholding or deductions from incentive awards.

       K.     Arbitration
              -----------
              This Plan is made, and shall in all respects be interpreted, enforced and governed by and under the laws of the United States, as appropriate, and the State of California. Any dispute arising out of or relating to this Plan including its meaning or interpretation will be resolved solely by arbitration before an experienced employment arbitrator selected in accordance with the model employment arbitration procedures of the American Arbitration Association. The locations of the arbitration will be in San Francisco, Los Angeles or San Diego as selected by the Bank in good faith. The provisions of this paragraph are exclusive for all purposes and applicable to any and all disputes between a participant and the Plan. Any decision or award by an arbitrator shall affect the Plan solely as to its obligations to the participant who requests arbitration. The arbitrator's decision will have no impact on the Plan's relationship to any other participant, nor will it require the Bank to interpret the Plan in any particular manner.

       L.     Exceptions
              ----------
              Bank management recognizes that occasionally unique or unusual circumstances including, but not limited to, internal reorganizations, dual responsibilities or special and extraordinary efforts by participants will arise that may require consideration of exceptions to Plan provisions. Accordingly, on a case-by-case basis, exceptions to any provision in this incentive plan may be made with the recommendation and approval of the Group Head, the Director of Human Resources and the Chief Executive Officer or his designee. The Committee has the sole discretion to approve exceptions applicable to policy-making officers. This approval may be sought at the time incentive payments are submitted for approval. Any approved exceptions will affect the Plan solely as to the participant involved and will have no impact on other Bank employees or participants in the Plan.


       M.     Form and Timing or Payment
              --------------------------
              Incentive awards will be paid in cash, less applicable employment taxes and federal, state and foreign withholding taxes. Incentive awards will be calculated and paid as provided in the Plan. In order to induce continued employment with the Bank, however, participants must be actively employed by the Bank on the last day of the performance period in order to be paid the incentive award. Thus, participants who terminate before the end of the performance period shall forfeit such award. Nevertheless, based on the Bank's absolute discretion, participants whose employment is terminated during the performance period due to death, disability,

                            UNION BANK OF CALIFORNIA
                          SENIOR MANAGEMENT BONUS PLAN


              retirement or as a result of an organizational structure, office/ unit closure or reduction in force may receive a prorated award. Such awards will be calculated and paid according to the normal procedures set forth in the Plan. All awards paid shall be final.


       N.     Benefits Unfunded and Unsecured
              -------------------------------
              The rights of a participant, or any designated beneficiary of the participant, shall be solely those of an unsecured general creditor of the Bank, and the Bank's obligation shall be an unfunded and unsecured promise to pay.

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                            UNION BANK OF CALIFORNIA
                          SENIOR MANAGEMENT BONUS PLAN


                                 ACKNOWLEDGMENT



       I acknowledge receipt and have read and understand the terms and conditions of the Union Bank of California Senior Management Bonus Plan.





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       Employee Signature                                  Date





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       Print Name








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